Exhibit 99.1

AMENDED AND RESTATED SHARE REDEMPTION PROGRAM

The board of directors of Resource Apartment REIT III, Inc., a Maryland corporation (the “Company”), has adopted an Amended and Restated Share Redemption Program (the “SRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Qualifying Stockholders. “Qualifying Stockholders” are (a) holders of the Company’s shares of Common Stock (the “Shares”) who have held their Shares for at least one year, provided that (i) if the Company is redeeming all of a stockholder’s Shares, any Shares purchased pursuant to the Company’s distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, (ii) the board of directors, in its sole discretion, may waive the one-year holding period in the event of involuntary, exigent circumstances affecting a stockholder, such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, and (iii) the limited partners of Resource Apartment OP III, LP, the Company’s operating partnership (the “Operating Partnership”), who exchange their limited partnership units for Shares will be deemed to have owned such Shares as of the date such limited partners were issued their limited partnership units in the Operating Partnership, and (b) stockholders or authorized representatives of stockholders qualifying for the special redemption provisions set forth in paragraphs 6, 7 and 8. In addition, only stockholders who purchased their Shares directly from the Company or the transferees described in paragraph 5(b) will be considered Qualifying Stockholders.

2. Share Redemption. Subject to the terms and conditions of this SRP, including the limitations on redemptions set forth in paragraph 4 and the procedures for redemption set forth in paragraph 5, the Company will redeem such number of Shares as requested by a Qualifying Stockholder on a periodic basis as determined from time to time by the board of directors and no less frequently than annually. The board of directors reserves the right in its sole discretion at any time to reject any request for redemption.

3. Redemption Price.

(a) Unless the Shares are being redeemed in connection with a stockholder’s death, Qualifying Disability (as defined in paragraph 7) or confinement to a long-term care facility (subject to the limitations set forth in paragraph 8), the purchase price at which the Company will redeem Shares for Qualifying Stockholders is as follows:

(i) Prior to the time the Company establishes a net asset value (“NAV”) per Share, the price at which the Company will redeem Shares of a Qualifying Stockholder is as follows:

(1) For those Shares held by the redeeming stockholder for at least one year, 92.5% of the price paid to acquire the Shares from the Company; and

(2) For those Shares held by the redeeming stockholder for at least two years, 95.0% of the price paid to acquire the Shares from the Company.

Notwithstanding the foregoing, until the Company establishes an NAV per Share, Shares received as a stock distribution will be redeemed at a purchase price of $0.00. In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the Common Stock and reduced by the aggregate amount of net sale or refinance proceeds per Share, if any, distributed to investors prior to the Redemption Date.

(ii) After the Company establishes an NAV per Share, the price at which the Company will redeem Shares for Qualifying Stockholders will be as follows:

(1) For those Shares held by the redeeming stockholder for at least one year, 92.5% of the Company’s most recent applicable NAV per Share as of the applicable Redemption Date (as defined in paragraph 5 below);

(2) For those Shares held by the redeeming stockholder for at least two years, 95.0% of the Company’s most recent applicable NAV per Share as of the applicable Redemption Date;

(3) For those Shares held by the redeeming stockholder for at least three years, 97.5% of the Company’s most recent applicable NAV per Share as of the applicable Redemption Date; and

(4) For those Shares held by the redeeming stockholder for at least four years, 100% of the Company’s most recent applicable NAV per Share as of the applicable Redemption Date.

(b) For purposes of determining the time period a redeeming stockholder has held each Share, the time period begins as of the date the stockholder acquired the Share; provided, that Shares purchased by the redeeming stockholder pursuant to the Company’s distribution reinvestment plan will be deemed to have been acquired on the same date the initial Share to which the distribution reinvestment plan Shares relate. The date of the Share’s original issuance by the Company is not determinative. In addition, as described above, the Shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each Share submitted for redemption.

(c) The Company expects to establish an NAV per Share no later than June 30, 2018. The Company will report the NAV per share, which will change the redemption price in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission.

(d) The purchase price per Share for redemptions sought upon a Qualifying Stockholder’s death, Qualifying Disability, or confinement to a long-term care facility (provided that the condition causing such Qualifying Disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder), will be equal to the amount by which (a) the average issue price per Share for such Qualifying Stockholder’s Shares (as adjusted for any stock combinations, splits, recapitalizations and the like with respect to the Common Stock) exceeds (b) the aggregate amount of net sale or refinance proceeds per Share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of the Company’s investments. Notwithstanding the foregoing, until the Company establishes an NAV per Share, Shares received as a stock distribution will be redeemed at a purchase price of $0.00. After the Company establishes an NAV per share, Shares received as a stock distribution will be redeemed at a purchase price to be determined in accordance with paragraph 3(a)(ii) above.

4. Limitations on Redemption. Notwithstanding anything contained in this SRP to the contrary, the Company’s obligation to redeem Shares pursuant to paragraphs 2 and 6 hereof is limited by each of the following:

(a) Only the Shares held by Qualifying Stockholders are eligible for redemption.

(b) The Company has no obligation to redeem Shares if the redemption would violate the restrictions on distributions under Maryland General Corporation Law, as amended from time to time, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

(c) The Company will generally engage a third party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the Shares presented for redemption. The Company will cover the cost for these searches. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. The Company will not redeem Shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

(d) The Company will not redeem in excess of 5% of the weighted-average number of Shares outstanding during the 12-month period immediately prior to the effective date of redemption. The board of directors will determine at least quarterly whether the Company has sufficient excess cash to repurchase Shares. Generally, the cash available for redemption will be limited to proceeds from the distribution reinvestment plan plus, if the Company had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year.

5. Procedures for Redemption.

(a) A Qualifying Stockholder who wishes to have Shares redeemed must mail or deliver to the Company a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Shares redeemed following the death of a stockholder must mail or deliver to the Company a written request on a form provided by the Company, including evidence acceptable to the board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her Shares due to a Qualifying Disability or confinement to a long-term care facility must mail or deliver to the Company a written request on a form provided by the Company, including the evidence and documentation described below. If the Shares are to be redeemed under the conditions outlined herein, the Company will forward the documents necessary to affect the redemption, including any signature guaranty the Company may require. A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption.

(b) The Qualifying Stockholder or his or her estate, heir or beneficiary must certify to the Company that the stockholder acquired the Shares to be repurchased either (1) directly from the Company or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

(c) The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by the board of directors of the availability of funds for redemption (the “Redemption Date”). The Shares approved for redemption will accrue no distributions after the Redemption Date. In making the determination of the availability of funds for redemption, the board of directors will consider only properly completed redemption requests that the Company received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the Shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of the directors’ action to determine the Shares approved for redemption.

(d) If the Company cannot accommodate a redemption request, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that the Company honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death, Qualifying Disability, or confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of the board of directors, other involuntary, exigent circumstances, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests. The advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

(e) Each Qualifying Stockholder’s Shares are generally redeemed on a “first in, first out” basis, subject to the following exceptions. For Qualifying Stockholders that own more than one class of Shares and/or that own shares of Class T and/or Class R Common Stock purchased in both the Company’s primary offering and pursuant to the distribution reinvestment plan, the Company will redeem such Qualifying Stockholder’s Shares in the following order: (1) all shares of Class A and/or Class I Common Stock, (2) shares of Class T and/or Class R Common Stock purchased pursuant to the distribution reinvestment plan, (3) shares of Class R Common Stock purchased in the primary offering, and (4) shares of Class T Common Stock purchased in the primary offering. In the event that only a portion of a Qualifying Stockholder’s Shares are redeemed, the Company will redeem the portion of the Qualifying Stockholder’s Shares received as stock distributions that are attributable to the portion of the Shares acquired through the primary offering or the distribution reinvestment plan that are redeemed at a given time.

(f) A Qualifying Stockholder or his estate, heir or beneficiary may present to the Company fewer than all of the Shares then owned for redemption, except that the minimum number of Shares that must be presented for redemption shall be at least 25% of the holder’s Shares. Notwithstanding the foregoing, as little as 10% of a Qualifying Stockholder’s Shares may be presented for redemption if such redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a Qualifying Disability or upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining Shares.

(g) Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, the Company will treat a redemption request that would cause the stockholder to own fewer than 250 Shares as a request to redeem all of such stockholder’s Shares, and the Company will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 250 Shares.

(h) Subject to the restrictions in the Operating Partnership’s limited partnership agreement and any other applicable agreement, the Company may cause the Operating Partnership to offer to its limited partners (other than the Company’s subsidiaries) a partnership unit redemption program equivalent to the SRP. Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of the SRP and will be treated as Shares for purposes of calculating the annual limitation on the number of Shares that may be redeemed under the SRP.

(i) Any Shares purchased by the Company pursuant to the SRP will be cancelled. Neither the Company’s advisor, nor any member of the board of directors of the Company nor any of their affiliates will receive any fee on the repurchase of Shares by the Company pursuant to the SRP. The foregoing provisions regarding the SRP in no way limit the Company’s ability to repurchase Shares from stockholders by any other legally available means.

6. Special Provisions upon a Stockholder’s Death, Qualifying Disability or Confinement to a Long-term Care Facility. The Company will treat redemption requests made upon a stockholder’s death, Qualifying Disability or confinement to a long-term care facility differently, as follows:

(a) Provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, the Company will waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the Qualifying Disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.

(b) Except as specifically set forth in this paragraph 6, redemptions upon a stockholder’s death, Qualifying Disability or confinement to a long-term care facility are subject to the same limitations and terms and conditions as other redemptions, including the limitations on redemptions set forth in paragraph 4 and the redemption request procedures set forth in paragraph 5.

(c) Subject to the conditions and limitations described herein, the Company will redeem Shares at the prices described in paragraph 3(b) upon the death of a Qualifying Stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 270 days after the death of the Qualifying Stockholder. If spouses are joint registered holders of Shares, the request to redeem the Shares may be made if either of the registered holders dies. If the Qualifying Stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

(d) Subject to the conditions and limitations described herein, the Company will redeem Shares at the prices described in paragraph 3(b) held by a Qualifying Stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a Qualifying Disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the Qualifying Disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. The Company must receive written notice within 270 days after the determination of such stockholder’s Qualifying Disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

7. Qualifying Disability Determinations. In order for a disability to entitle a stockholder to the special redemption terms described in paragraphs 5 and 6 (a “Qualifying Disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “Applicable Government Agency”). The Applicable Government Agencies are limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs Administration record of disability related discharge or such other documentation issued by the applicable governmental agency that the Company would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits: (i) disabilities occurring after the legal retirement age; (ii) temporary disabilities; and (iii) disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the redemption of his or her Share due to a disability, and such stockholder does not have a “Qualifying Disability” under the terms described above, the board of directors may redeem the stockholder’s Shares in its sole discretion on the special terms available for a Qualifying Disability.

8. Stockholder Confinement to Long-term Care Facility. With respect to redemptions sought upon a Qualifying Stockholder’s confinement to a long-term care facility, a “long-term care facility” shall mean an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents. Where a stockholder seeks redemption of his or her Shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying either (1) the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. Notwithstanding the above, where a stockholder requests redemption of his or her Shares due to confinement to a long-term care facility, and such stockholder does not meet the definition set forth above, the board of directors may redeem the stockholder’s Shares in its sole discretion on the special terms available for confinement to a long-term care facility.

9. Termination, Suspension or Amendment of the SRP by the Company. The board of directors, in its sole discretion, may suspend, terminate or amend the SRP upon 30 days’ notice if it determines that such suspension, termination or amendment is in the Company’s best interest. The board of directors may also reduce the number of Shares purchased under the SRP if it determines the funds otherwise available to fund the SRP are needed for other purposes. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. The SRP is intended to provide interim liquidity for Qualifying Stockholders until a secondary market develops for the Shares. The SRP will terminate if the Shares are listed for trading on a national securities exchange.

10. Address for Notice of Redemption Requests. Qualifying Stockholders who desire to redeem their Shares must provide written notice to the Company on the form provided by the Company.

11. Liability of the Company. The Company shall not be liable for any act done in good faith or for any good faith omission to act.

8